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                                                                   Exhibit 10.17

               [LETTERHEAD OF HOLLAND INTERTRUST (ANTILLES) N.V.]








TelCom Group USA, Inc.
575 Lexington Avenue
New York, New York 10022


                                       Curacao, July 31, 1995



Ref.:    STOCK CONTRIBUTION


Dear Sirs,

         We hereby deliver to TelCom Group USA, Inc. (the "Company"), an aggregate of 800,000 shares of Common Stock of the Company held by us and represented by certificates #16 (600,000 shares) and #27 (200,000 shares) attached hereto in connection with the acquisition of such shares by the Company from us and the issuance of that certain promissory note of TelCom to us dated May 22, 1995 in the aggregate principal amount of $800,000 (a copy of which is attached hereto). We hereby disclaim any interest whatsoever in these shares of Common Stock.


                                 INVERSIONES SANTA CATALINA N.V.
                                 By its Managing Director
                                 HOLLAND INTERTRUST (CURACAO) N.V.



                                 By:___________________________________________
                                       Name:  Gregory E. Elias
                                       Title:  Managing Director
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                                 PROMISSORY NOTE

$600,000                                                           May 22, 1995


         WHEREAS, Inversiones Santa Catalina, N.V. (the "Lender") desires to accept from TelCom Group USA, Inc. (the "Borrower"), and the Borrower desires to issue to Lender, this Promissory Note (the "Note") in the principal amount of $600,000 in payment of and in consideration for the contribution by the Lender to the Borrower of 800,000 shares of Common Stock of the Borrower, pursuant to the terms and conditions contained in this Note.

         NOW, THEREFORE, for good and valuable consideration herein contained, Borrower hereby promises to pay to the order of Lender or his successors or assigns the principal amount of six hundred thousand ($600,000) dollars on May 22, 2000 (the "Maturity Date"), plus accrued and unpaid interest on such date and as specified below.

         Borrower also promises to pay interest on the $600,000 principal amount of this Note on the Maturity Date at a rate equal to 2% per annum (on the basis of a 360-day year and actual number of days elapsed) from and including the date hereof until such principal sum shall be paid in full and to pay interest on any overdue installment of principal or interest at a rate equal to 2% per annum.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds to Lender, at Lender's office or such other place as shall be designated in writing by Lender for such purpose.

         Borrower hereby waives diligence, presentment, dishonor, demand, notice and protest and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note.

         On the Maturity Date Borrower shall pay to the order of Lender or its successors or assigns the principal amount of $600,000 plus accrued and unpaid interest at the rate set forth above.

         Whenever any payment on this Note shall be stated to be due on a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to remain closed (a "Legal Holiday"), such payment shall be made on the next succeeding day which is not a Legal Holiday and such extension of time shall be included in the computation of the payment of interest on this Note.
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         The terms of this Note are not subject to amendment except by written agreement of Lender and Borrower and Borrower may assign its obligations hereunder without the prior written consent of Lender.

         This Note may be prepaid at any time by Borrower either in whole or in part.

         This Note shall be governed by and construed and enforced in accordance with the laws of State of New York, without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, Borrower has duly executed this Note, the day and year first above written.

                                       TELCOM GROUP USA, INC.



                                       By:_____________________________________
                                            Name:  Ronald G. Nathan
                                            Title:  President

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